Exhibit 10.6

COLLATERAL ASSIGNMENT

COLLATERAL ASSIGNMENT dated as of July 11, 2008 (“Assignment”) by Rapid Link, Incorporated, a Delaware corporation (the “Assignor”), to LV Administrative Services, Inc., a Delaware corporation, as administrative and collateral agent to the Lenders (as defined below)(“Assignee”).

FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to any Creditor Party (as defined below), including, without limitation, any debts, liabilities and obligations arising under (a) that certain Security Agreement dated as of March 31, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Security Agreement”) by and among Assignor, each Eligible Subsidiary (as defined in the Security Agreement), the lenders from time to time party thereto (the “Lenders”) and Assignee (the Lenders and Assignee, collectively, the “Creditor Parties”) and (b) the Ancillary Agreements (as defined in the Security Agreement), Assignor hereby assigns, transfers and sets over unto Assignee and the Assignee’s successors and assigns, all of the Assignor’s rights, but not its obligations, under that certain Stock Purchase Agreement dated as of March 28, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Stock Purchase Agreement”) by and among Assignor, One Ring, Inc. and the Stockholders (as defined in the Stock Purchase Agreement) and all other agreements and documents by which assets or rights of the Stockholders are transferred to Assignor (all such agreements and documents, together with the Stock Purchase Agreement, collectively, the “Agreements”), including, without limitation, all indemnity rights and all moneys and claims for moneys due and/or to become due to Assignor under the Agreements.

Assignor hereby (a) specifically authorizes and directs Stockholders, upon notice to Stockholders by Assignee, to make all payments due to Assignor under or arising under the Agreements directly to Assignee and (b) irrevocably authorizes and empowers Assignee (i) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Stockholders under and pursuant to the Agreements, (ii) to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and (iii) in Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing.  It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.

Each Stockholder is hereby authorized to recognize Assignee’s claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee.  Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of Assignee.  Upon payment by Stockholders to Assignee of any amounts due to Assignor under or arising under the Agreements, the obligations of Stockholders to Assignor with respect to such amounts shall be deemed paid in full.

Without first obtaining the written consent of Assignee, Assignor and/or Stockholders shall not amend or modify the Agreements.

In the event Assignor declines to exercise any rights under the Agreements, Assignee shall have the right to enforce any and all such rights of Assignor directly against  Stockholders.

Any signature delivered by a party via facsimile or electronic transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

RAPID LINK, INCORPORATED
By:
Name:
Title: